UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.__)

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

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☑ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

TRACON Pharmaceuticals, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

124 Washington Street
Foxborough, MA 02035

, 2024

To Our Stockholders:

You are cordially invited to attend a Special Meeting of Stockholders (the “Special Meeting”) of TRACON Pharmaceuticals, Inc. (the “Company” or “TRACON”) to be held at 11:00 a.m., Eastern Time, on , 2024 at Verdolino & Lowey, P.C., 124 Washington Street, Foxborough, MA 02035.

The purpose of the Special Meeting is to approve the liquidation and dissolution of TRACON pursuant to Section 275 of the Delaware General Corporation Law (the “Dissolution”) and the Plan of Liquidation and Dissolution (the “Plan of Dissolution”), which if approved, will authorize the Company’s Board of Directors (the “Board of Directors”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution. The Notice of Meeting and Proxy Statement on the following pages describe the matters to be presented at the meeting.

The Board of Directors carefully reviewed and considered the Dissolution and liquidation and winding up of the Company pursuant to the Plan of Dissolution in light of the financial position of the Company, including its available cash, resources and operations following and in light of the Company’s review and pursuit of strategic alternatives available to the Company (including financings, collaborations or other transactions), and taking into account the continued incurrence of cost by the Company notwithstanding previously announced cost-saving measures, and the Company’s lack of revenue sources. The Company’s efforts to obtain financing or explore strategic alternatives have not succeeded to date, and the Board of Directors thus currently believes that any alternatives to the Dissolution available are likely limited. The Board of Directors deemed the Dissolution, and liquidation and winding-up of the Company pursuant to the Plan of Dissolution advisable and in the best interests of the Company and our stockholders, authorized, adopted and approved the Dissolution and the Plan of Dissolution and directed that the Dissolution and Plan of Dissolution be submitted to the Company’s stockholders for adoption and approval. The Board of Directors unanimously recommends that you vote “FOR” the Dissolution Proposal and “FOR” each of other proposals described in the accompanying proxy statement.

More information about the Dissolution, the Plan of Dissolution and the Special Meeting is contained in the accompanying proxy statement (the “Proxy Statement”). In particular, you should carefully read the section entitled “Risk Factors” beginning on page 10 of the Proxy Statement for a discussion of risks you should consider in evaluating the Dissolution.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the meeting, we hope that you will have your stock represented by submitting a proxy to vote your shares over the Internet or by telephone as provided in the instructions set forth on the enclosed proxy card, or by completing, signing, dating and returning your proxy in the enclosed envelope, as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

Thank you for your continued support.

Sincerely,

Craig Jalbert

Chief Executive Officer

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held , 2024

You are invited to attend the special meeting of stockholders (the “Special Meeting”) of TRACON Pharmaceuticals, Inc. (the “Company” or “TRACON”) to be held on , 2024 at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C. at 124 Washington St, Foxborough, MA, 02035 for the following purposes, as more fully described in the accompanying proxy statement (the “Proxy Statement”):

1. To consider and vote upon a proposal to approve the liquidation and dissolution of TRACON in accordance with Section 275 of the Delaware General Corporation Law (the “Dissolution”) and pursuant to the Plan of Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Board of Directors of TRACON (the “Board of Directors”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”); and

2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on (the “Record Date”) will be entitled to notice of, and to vote at, the Company’s Special Meeting and at any adjournments or postponements thereof. Such stockholders are cordially invited to attend the Company’s Special Meeting.

TRACON’s Board of Directors unanimously recommends, on behalf of TRACON, that you vote “FOR” the approval of the Dissolution Proposal.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders’ Special Meeting to Be Held on , 2024 at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C at 124 Washington St, Foxborough, MA, 02035.

The Proxy Statement is available at .

BY ORDER OF THE BOARD OF DIRECTORS

Craig Jalbert
President and Chief Executive Officer

Foxborough, Massachusetts

, 2024

YOUR VOTE IS IMPORTANT!

ALL STOCKHOLDERS ARE INVITED TO ATTEND THE TRACON PHARMACEUTICALS, INC. Special Meeting OF STOCKHOLDERS IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE Special Meeting, WE ENCOURAGE YOU TO READ THIS PROXY STATEMENT AND SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE. FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS (THE “NOTICE”) YOU RECEIVED IN THE MAIL, OR, IF YOU REQUESTED PRINTED PROXY MATERIALS, YOUR PROXY CARD. THIS WILL HELP ENSURE THE PRESENCE OF A QUORUM AT THE Special Meeting. IF YOU ATTEND THE Special Meeting, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SUBMITTED YOUR PROXY OR VOTING INSTRUCTIONS.

If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your broker or other agent cannot vote on any of the proposals without your instructions.

If you hold your shares through a bank, broker or other nominee, you must obtain a “legal proxy” in order to vote at the Special Meeting.

If you fail to (1) return your proxy card, (2) grant your proxy electronically over the Internet or by telephone, or (3) vote at the Special Meeting, your shares will not be counted for purposes of determining whether a quorum is present at the Special Meeting and, if a quorum is present, will have the same effect as a vote “AGAINST” the Dissolution Proposal.

You should carefully read and consider the entire accompanying Proxy Statement and its annex, including, but not limited to, the Plan of Dissolution (as defined below), along with all of the documents incorporated by reference into this Proxy Statement, as they contain important information about, among other things, the Dissolution (as defined below) and how it affects you.

QUESTIONS AND ANSWERS

The following questions and answers address some commonly asked questions regarding the Special Meeting and Dissolution. These questions and answers may not address all questions that are important to you. You should carefully read and consider the more detailed information contained elsewhere in this Proxy Statement and the annex to this Proxy Statement, including, but not limited to, the Plan of Dissolution (as defined below), along with all of the documents we refer to in this Proxy Statement, as they contain important information about, among other things, the Dissolution (as defined below) and how it affects you. You may obtain the information incorporated by reference in this Proxy Statement without charge by following the instructions under the caption “Where You Can Find More Information.”

Q: Why am I receiving this Proxy Statement and proxy card or voting instruction form?

TRACON intends to complete the Dissolution and in order to do so, the Dissolution Proposal must be approved by a majority of the voting power of all outstanding shares of TRACON’s capital stock entitled to vote thereon at the Special Meeting of the stockholders.

You are receiving this Proxy Statement and proxy card or voting instruction form in connection with the solicitation of proxies by TRACON’s Board for use at the Special Meeting because you have been identified as a holder of TRACON common stock as of the close of business on , 2024, the record date (the “Record Date”) for the Special Meeting. This Proxy Statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your shares of TRACON’s common stock with respect to such matters.

TRACON’s Board of Directors unanimously recommends, on behalf of TRACON, that you vote “FOR” the approval of the Dissolution Proposal.

Q: When and where is the Special Meeting?

The Special Meeting will be held on , 2024, at 11:00 a.m. Eastern time at Verdolino & Lowey, P.C. at 124 Washington St, Foxborough, MA, 02035.

Q: What am I being asked to vote on at the Special Meeting?

You are being asked to consider and vote on a proposal to approve the Dissolution pursuant to the Plan of Dissolution which, if approved, will authorize TRACON to liquidate and dissolve in accordance with the Plan of Dissolution.

Q: Who is entitled to vote at the Special Meeting?

There were shares of our common stock, par value $0.001 per share, outstanding on the record date, all of which are entitled to vote with respect to all matters to be acted upon at the Special Meeting. Each stockholder of record is entitled to one vote for each share of our common stock held by such stockholder.

If you are a beneficial owner, you will need to contact your broker, bank or other nominee to obtain a legal proxy to vote at the Special Meeting.

Q: May I attend and vote at the Special Meeting?

Only stockholders of record as of the close of business on the Record Date, or their duly appointed proxies, may attend the Special Meeting. To attend and participate in the Special Meeting, you will need the control number included on your proxy card.

Q: What do I need to do to attend the Special Meeting?

If you were a stockholder of record at the close of business on the Record Date, you do not need to do anything in advance to attend and/or vote your shares at the Special Meeting.

If you were a beneficial owner at the close of business on the Record Date (meaning your shares are held in “street name” through a bank, broker or other nominee), you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your broker, bank or other nominee who is the stockholder of record with respect to your shares.

Q: Who can I contact if I want assistance voting my shares?

If you have any additional questions about the Special Meeting, the Dissolution Proposal, how to submit your proxy, or if you need additional copies of this Proxy Statement or the enclosed proxy card or voting instructions, please contact tracon@vlpc.com.

Q: What will happen if the Dissolution Proposal is approved?

If the Dissolution Proposal is approved, we will file a Certificate of Dissolution with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”), complete the liquidation of our remaining assets, if any, satisfy our remaining obligations, including any related transaction expenses, and make distributions to stockholders of available liquidation proceeds, if any.

After our known liabilities have been paid to the full extent possible, and our remaining assets, if any, have been distributed to the holders of our capital stock, such holders shall surrender any and all certificates representing the stock of TRACON and shall have no further rights against TRACON, whether arising out of each such holder’s status as a holder of capital stock or as a creditor of TRACON. Following the filing of a Certificate of Dissolution, TRACON’s share transfer books shall be closed and capital stock and stock certificates evidencing capital stock will be treated as no longer being outstanding.

Q: What are the Company’s primary remaining assets?

The Company’s primary remaining assets are its rights to data generated in clinical trials of TRC102 . TRC102 is a small molecule in clinical development to reverse resistance to specific chemotherapeutics by inhibiting DNA base excision repair. We have completed early clinical trials of TRC102. All ongoing clinical trials of TRC102 are funded and sponsored by National Cancer Institute (“NCI”). According to data presented at the ASCO 2020 virtual meeting, the combination of chemoradiation and TRC102 produced objective responses in all 15 evaluable patients with advanced localized lung cancer treated in a Phase 1 trial. In January 2022, the NCI initiated a randomized Phase 2 trial of chemoradiation with or without TRC102, followed by consolidative durvalumab treatment. The primary objective is to improve the 56% one-year progression free survival (PFS) rate with current standard of care to 75% with current standard of care plus TRC102. The trial began enrollment in June 2022 and is expected to be complete in 2025. There can be no assurance that the current Phase 2 trial will achieve its primary objective. Even if the Phase 2 trial results in positive data, the Company may not be able to successfully monetize or otherwise obtain value from its rights to the data generated in the clinical trials of TRC102.

Q: If the Dissolution is approved, does the Company anticipate any amounts becoming available to the Company’s stockholders in the Dissolution?

While there is some possibility that the Company may realize some value in the future from its rights to data generated in clinical trials of TRC102, based upon information available at this time, the Company does not expect as of the date of this Proxy Statement that any amounts will be available to the Company’s stockholders in connection with, or as a result of, the Dissolution.

Q: What will happen if the Dissolution Proposal is not approved?

If the Dissolution Proposal is not approved, TRACON will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that the Company’s primary remaining assets are limited to its rights to data generated in clinical trials of TRC102, the Company does not anticipate that any amounts available to the Company’s stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

Q: What will stockholders receive in the liquidation?

Pursuant to the Plan of Dissolution, we intend to liquidate all remaining non-cash assets and, after satisfying or making reasonable provision for the satisfaction of claims, obligations and liabilities as required by applicable law (including transaction expenses), distribute any remaining properties and assets and any remaining funds to holders of our common stock as of the date that the Certificate of Dissolution filed with the Delaware Secretary of State becomes effective (the “Effective Date”).

We cannot predict with certainty the amount of distributions, if any, to our stockholders. Our primary remaining assets are our rights to data generated in clinical trials of TRC102. While there is some possibility that the Company may realize some value in the future for these rights, based on the information currently available to us and if our stockholders approve the Dissolution, we expect as of the date of this Proxy Statement that there will not be any amounts available for distribution to our stockholders in the Dissolution.

Q: When will stockholders receive payment of any available liquidation proceeds?

As previously stated, we are not expecting distributions to stockholders. To the extent there are going to be distributions, we are not able to predict with certainty the precise nature, amount or timing of distributions, if any. To the extent we have available cash, we expect to make a distribution as soon as reasonably practicable following the Dissolution. We are not able to predict with certainty the precise nature, amount or timing of any distributions, primarily due to uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and wind-up process, the value (if any) of our rights to data generated in clinical trials of TRC102, and the related timing to complete such transactions. Subject to contingencies inherent in winding up our business, we intend to authorize any distributions as promptly as reasonably practicable in our best interests and the best interests of stockholders. In any liquidation of the Company, the claims of secured and unsecured creditors of the Company take priority over the stockholders.

Q: Can I still sell my shares?

Yes, for a limited period of time, but following the Dissolution, we will close our stock transfer books (such time, the “Final Record Date”). Following the Final Record Date, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates.

Q: What is the reporting, trading, and listing status of the Company?

As previously disclosed, on June 11, 2024, the Company received a determination letter (the “Delisting Notification”) from The Nasdaq Capital Market (“Nasdaq”) stating that the Nasdaq Hearings Panel (the “Panel”) has determined to delist the Company’s common stock from Nasdaq for failure to comply with Nasdaq’s minimum bid price requirement set forth in Nasdaq Listing Rule 5550(a)(2) and the market value of listed securities requirement under Nasdaq Listing Rule 5550(b)(2) (or other applicable financial and liquidity standard), and Nasdaq suspended trading in the Company’s common stock because the Company did not demonstrate compliance with such continued listing requirements. As a result, the Company commenced trading on OTCQB Venture Market under the symbol “TCON”. Nasdaq completed the delisting by filing a Form 25 Notification of Delisting with the SEC on July 19, 2024, removing the Company’s common stock from listing and registration on Nasdaq.

If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, we will close our transfer books at or following the effective time of the Certificate of Dissolution (the “Effective Time”). After such time, we will not record any further transfers of our common stock, except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice, and we will not issue any new stock certificates, other than replacement certificates. In addition, after the Effective Time, we will not issue any shares of our common stock upon exercise of outstanding options or warrants. As a result of the closing of our transfer books, it is anticipated that distributions, if any, made in connection with the Dissolution will likely be made pro rata to the same stockholders of record as the stockholders of record as of the Effective Time, and it is anticipated that no further transfers of record ownership of our common stock will occur after the Effective Time except, in our sole discretion, such transfers occurring by will, intestate succession or operation of law as to which we have received adequate written notice.

Additionally, whether or not the Dissolution is approved, we will have an obligation to continue to comply with the applicable reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) until we have exited such reporting requirements. If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, the Company plans to initiate steps to exit from the reporting requirements under the Exchange Act. The Company may also initiate steps to exit from the reporting requirements under the Exchange Act if the Dissolution is not approved by stockholders.

However, such process may be protracted and we may be required to continue to file Quarterly Reports on Form 10-Q, Annual Reports on Form 10-K, and Current Reports on Form 8-K to disclose material events, including those related to the Dissolution. Accordingly, we will continue to incur expenses that will reduce the amount available for distribution, including expenses of complying with public company reporting requirements and paying our service providers, among others.

Q: Will I owe any U.S. federal income taxes as a result of the Dissolution?

Distributions made in respect of common stock pursuant to the Plan of Dissolution, if any, are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock and could result in a U.S. federal income tax liability to the stockholder. For a more detailed discussion, see the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Dissolution” of this Proxy Statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state and local and non-U.S. tax laws.

Q: Do I have appraisal rights?

No. Under the Delaware General Corporation Law (“DGCL”), stockholders are not entitled to assert appraisal rights with respect to the Dissolution.

Q: What vote is required to approve the Dissolution Proposal?

The affirmative vote of the holders of a majority of the voting power of all outstanding shares of TRACON’s capital stock entitled to vote thereon is required to approve the Dissolution Proposal.

If a quorum is present at the Special Meeting, the failure of any stockholder of record to: (i) submit a signed proxy card; (ii) grant a proxy over the Internet or by telephone (using the instructions provided in the enclosed proxy card); or (iii) vote at the Special Meeting will have the same effect as a vote “AGAINST” the Dissolution Proposal. If you hold your shares in “street name” and a quorum is present at the Special Meeting, the failure to instruct your bank, broker or other nominee how to vote your shares will have the same effect as a vote “AGAINST” the Dissolution Proposal. If a quorum is present at the Special Meeting, abstentions will have the same effect as a vote “AGAINST” the Dissolution Proposal.

Q: How many shares are needed to constitute a quorum?

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that a majority of all of our outstanding shares of stock entitled to vote - whether present in person or represented by proxy - constitutes a quorum for the transaction of business at the Special Meeting. Votes for and against, abstentions, and “broker non-votes” will be counted for purposes of determining the presence or absence of a quorum.

You may either vote “FOR” or “AGAINST” or you may abstain from voting for the Dissolution Proposal.

Votes will be counted by the inspector of election appointed for the Special Meeting, who will separately count “For” votes, “Against” votes, abstentions and broker non-votes.

Q: What happens if a quorum is not present or there are not sufficient votes to approve the Dissolution?

If, for any reason, a quorum is not present, the meeting may be adjourned until a quorum is obtained. In the event that we do not receive valid proxies (i) from the requisite number of stockholders to establish a quorum at the Special Meeting and (ii) authorizing the proxyholders to, in the aggregate, vote a majority of the voting power of the outstanding shares of our capital stock entitled to vote thereon in favor of the Dissolution Proposal, TRACON intends to adjourn the Special Meeting and the Board of Directors intends to authorize, sell and issue one or more shares of preferred stock of TRACON, which will entitle the holders thereof to a number of votes that will enable both a quorum to exist at the adjourned Special Meeting and, if the aggregate number of shares of common stock present in person or by proxy and entitled to vote thereon that voted “for” the Dissolution Proposal is greater than the aggregate number of such shares that voted “against” or “abstain” on the Dissolution Proposal, the approval at the adjourned Special Meeting of the Dissolution Proposal by the requisite stockholders (the “Super-Voting Share”). Following the issuance of the Super-Voting Share, if applicable, information regarding the date and time and other logistical matters regarding the adjourned Special Meeting will be provided or made available to stockholders, the adjourned Special Meeting will be held, and the Dissolution Proposal will be submitted to the stockholders for approval at the adjourned Special Meeting.

Q: How does the Board of Directors recommend that I vote?

The Board of Directors unanimously recommends that TRACON stockholders vote “FOR” the approval of the Dissolution Proposal.

For a discussion of the factors that the Board of Directors considered in determining to recommend that you vote to approve the Dissolution Proposal, please see the sections captioned “The Dissolution Proposal — Background and Reasons for the Dissolution.” In addition, when considering the recommendation of the Board of Directors, you should be aware that some of TRACON’s directors and executive officers may have interests in the Dissolution that are different from, or in addition to, the interests of stockholders more generally.

Q: What happens if I do not vote or if I abstain from voting on the Dissolution Proposal?

If you abstain from voting, that abstention will have the same effect as if you voted “AGAINST” the Dissolution Proposal. However, abstentions are counted as shares present or represented by proxy at the Special Meeting for purposes of determining whether a quorum is present at the Special Meeting.

Failure to vote your shares of common stock (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will also count as a vote “AGAINST” the Dissolution Proposal. Because brokers, banks and other nominees do not have discretionary voting authority with respect to the Dissolution Proposal, if a beneficial owner of shares of common stock held in street name does not give voting instructions to the broker, bank or other nominee with respect to any of the proposals, then those shares will not be present or represented by proxy at the Special Meeting and will not be counted for purposes of determining whether a quorum is present at the Special Meeting. However, if a beneficial owner of shares of common stock held in street name gives voting instructions to the broker, bank or other nominee with respect to at least one of such proposals, but gives no instruction as to one or more of such other proposals, then those shares will be deemed present at the Special Meeting for purposes of establishing a quorum at the Special Meeting, will be voted as instructed with respect to any proposal as to which instructions were given, and will not be voted with respect to any other proposal. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares on all of the proposals.

Q: What do I need to do now?

You should carefully read and consider this entire Proxy Statement and the annex to this Proxy Statement, including, but not limited to, the Plan of Dissolution, along with all of the documents that we refer to in this Proxy Statement, as they contain important information about, among other things, the Dissolution and how it affects you. Then sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying postage-paid reply envelope, or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card), so that your shares can be voted at the Special Meeting. If you hold your shares in “street name,” please refer to the voting instruction forms provided by your bank, broker or other nominee to vote your shares.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, to be the “stockholder of record.” In this case, this Proxy Statement and your proxy card have been sent directly to you.

If your shares are held through a bank, broker or other nominee, you are considered the “beneficial owner” of shares of common stock held in “street name.” In that case, this Proxy Statement has been forwarded to you by your bank, broker or other nominee who is considered, with respect to those shares, to be the stockholder of record under the Exchange Act. As the beneficial owner, you have the right to direct your bank, broker or other nominee how to vote your shares by following their instructions for voting. Because of the non-routine nature of the proposals at the Special Meeting, your broker, bank or other nominee is not authorized to vote your shares on any proposal without instructions from you. You are also invited to attend the Special Meeting. However, because you are not the stockholder of record, you may not vote your shares virtually at the Special Meeting unless you have obtained a legal proxy from your broker, bank or other nominee authorizing you to vote your shares.

Q: If my broker holds my shares in “street name,” will my broker vote my shares for me?

No. Your bank, broker or other nominee is permitted to vote your shares on any proposal currently scheduled to be considered at the Special Meeting only if you instruct your bank, broker or other nominee how to vote. You should follow the procedures provided by your bank, broker or other nominee to vote your shares. Without instructions, your shares will not be voted on such proposals, which will have the same effect as if you voted “AGAINST” approval of the Dissolution Proposal.

Q: How may I vote?

If you are a stockholder with shares registered in your name, you may vote for the matters before our stockholders as described in this Proxy Statement by one of the following methods:

•
Vote via the Internet. Go to the web address www.proxyvote.com and follow the instructions for Internet voting. You will be asked to provide the company number and control number from the Notice. If you vote via the Internet, you should be aware that there may be incidental costs associated with electronic access, such as your usage charges from your Internet access providers and telephone companies, for which you will be responsible.
•
Vote by Telephone. Dial 1-800-690-6903 and follow the instructions for telephone voting. You will be asked to provide the company number and control number from the Notice.
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Vote by Proxy Card Mailed to You. If you do not wish to vote via the Internet or by telephone, you may request printed materials, which will include a proxy card. After receiving the printed materials, please complete, sign, date and mail the proxy card in the envelope provided. If you return your signed proxy card to us before the Special Meeting, we will vote your shares as you direct. If you vote via the Internet or by telephone, please do not mail a proxy card.
•
Vote In Person. Come to the Special Meeting and we will give you a ballot when you arrive.

The Internet and telephone voting procedures are designed to authenticate your identity and to allow you to vote your shares for the matters before our stockholders as described in this Proxy Statement and confirm that your voting instructions have been properly recorded.

If your shares are held in “street name”, you should have received a Notice containing voting instructions from your broker rather than from us. Simply follow the voting instructions provided by your broker to ensure that your vote is counted.

Q: May I change my vote after I have mailed my signed and dated proxy card?

If you are a stockholder of record entitled to vote at the Special Meeting, you may change your vote or revoke your proxy at any time before it is voted at the Special Meeting by:

•
signing another proxy card with a later date and returning it to us prior to the Special Meeting;
•
submitting a new proxy electronically over the Internet or by telephone after the date of the earlier submitted proxy;
•
delivering a written notice of revocation to the Corporate Secretary of the Company at 124 Washington St., Foxborough, MA, 02035; or
•
attending the Special Meeting and voting in person. Attending the Special Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically vote at the Special Meeting in order for your previous proxy to be revoked.

If you hold your shares of common stock in “street name,” you should contact your bank, broker or other nominee for instructions regarding how to change your vote. You may also vote in person at the Special Meeting if you obtain a “legal proxy” from your bank, broker or other nominee.

Q: What is a proxy?

A proxy is your legal designation of another person to vote your shares of common stock. The document used to designate a proxy to vote your shares of common stock is called a “proxy card.”

Q: If a stockholder gives a proxy, how are the shares voted?

Regardless of the method you choose to vote, the individuals named on the enclosed proxy card, or your proxies, will vote your shares in the way that you indicate. When completing the Internet or telephone process or the proxy card, you may specify whether your shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the Special Meeting.

If you properly sign your proxy card but do not mark the boxes showing how your shares should be voted on a matter, the shares represented by your properly signed proxy will be voted “FOR” the Dissolution Proposal.

Q: What should I do if I receive more than one set of voting materials?

Please sign, date and return (or grant your proxy electronically over the Internet or by telephone using the instructions provided in the enclosed proxy card) each proxy card and voting instruction card that you receive.

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a stockholder of record and your shares are registered in more than one name, you will receive more than one proxy card.

Q: Where can I find the voting results of the Special Meeting?

If available, TRACON may announce preliminary voting results at the conclusion of the Special Meeting. TRACON intends to publish final voting results in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting or via press release. All reports that TRACON files with the SEC are publicly available when filed. For more information, please see the section of this Proxy Statement captioned “Where You Can Find More Information.”

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IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON , 2024

This Proxy Statement is available at .

FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements which include, but are not limited to, all statements that do not relate solely to historical or current facts, such as statements regarding the TRACON’s expectations, intentions or strategies regarding the future, or the completion or effects of the Dissolution. In some cases, these statements include words like: “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. TRACON’s expectations and beliefs regarding these matters may not materialize. Actual outcomes and results may differ materially from those contemplated by these forward-looking statements as a result of uncertainties, risks, and changes in circumstances, including but not limited to risks and uncertainties related to: the ability of TRACON to timely execute the Dissolution, the execution costs to TRACON of the Dissolution, the value (if any) of TRACON’s rights to data generated in clinical trials of TRC102, the extent of other liabilities that TRACON will be required to satisfy or reserve for in connection with the Dissolution, the impact of these costs and other liabilities on the cash, property and other assets available for distribution to TRACON’s stockholders in the Dissolution, the amount of cash, if any, that will be distributed to holders of common stock in connection with the Dissolution, TRACON’s potential issuance of the Super-Voting Share and its effects, and outcomes to stockholders if the Dissolution Proposal is not approved by the requisite stockholders at the Special Meeting. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included in this Proxy Statement and under the caption “Risk Factors” and elsewhere in TRACON’s most recent filings with the SEC, including TRACON’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time and available at www.sec.gov.

The forward-looking statements included in this Proxy Statement are made only as of the date hereof. TRACON assumes no obligation and does not intend to update these forward-looking statements, except as required by law.

RISK FACTORS

In deciding how and whether to vote, you should carefully consider the following risk factors and all of the information contained in or incorporated by reference into this Proxy Statement, including but not limited to, the matters addressed in the section of this Proxy Statement entitled “Forward-Looking Statements” and TRACON’s most recent filings with the SEC (including under the caption “Risk Factors” in these filings), including TRACON’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024 and any subsequent reports on Form 10-K, Form 10-Q or Form 8-K filed with the SEC from time to time. In addition, you should keep in mind that the risks described below and under the caption “Risk Factors” in TRACON’s most recent filings with the SEC are not the only risks that are relevant to your voting decision. The risks described below and under the caption “Risk Factors” in TRACON’s most recent filings with the SEC are the risks that we currently believe are the material risks of which our stockholders should be aware in connection with their consideration of the Dissolution Proposal. Nonetheless, additional risks that are not presently known to us, or that we currently believe are not material, may also prove to be important.

The announcement and implementation of the reduction in force of the Company’s employees and the Dissolution, whether or not such Dissolution is consummated, may adversely affect our business.

The announcement and implementation of the reduction in force of the Company’s employees in connection with the wind-down of the Company’s operations and the Dissolution, whether or not such Dissolution is consummated, may adversely affect the trading price of our common stock, our business and our relationships with third parties, including our partners and clinical research organizations.

We cannot assure you as to the amount of distributions, if any, to be made to our stockholders.

We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, while there is some possibility that the Company may realize some value in the future from its rights to data generated in clinical trials of TRC102, based on the information currently available to us and if our stockholders approve the Dissolution, we expect as of the date of this Proxy Statement that there will not be any amounts available for distribution to our stockholders in the Dissolution. Uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, the value (if any) of our rights to data generated in clinical trials of TRC102 and the related timing to complete such transactions make it impossible to predict with certainty the actual amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution. Examples of uncertainties that could reduce the value of distributions to our stockholders include: unanticipated costs relating to the defense, satisfaction or settlement of lawsuits or other claims threatened against us or our directors or officers; amounts necessary to resolve claims of any creditors or other third parties; and delays in the liquidation and dissolution or other winding up process.

In addition, as we wind down, we will continue to incur expenses from operations, including directors’ and officers’ insurance; payments to service providers and any continuing employees or consultants; taxes; legal, accounting and consulting fees and expenses related to our filing obligations with the SEC, which will reduce any amounts available for distribution to our stockholders. As a result, we cannot assure you as to any amounts to be distributed to our stockholders if the Board of Directors proceeds with the Dissolution, and, based on our current estimate, do not expect any amounts to be distributed to our stockholders. If our stockholders do not approve the Dissolution Proposal, we will not be able to proceed with the Dissolution and no liquidating distributions will be made in connection therewith. See the section entitled “The Dissolution Proposal — Estimated Liquidating Distributions” beginning on page 15 of this Proxy Statement for a description of the assumptions underlying our current estimate that no liquidating distributions will be made to our stockholders in the Dissolution.

The Board of Directors will determine, in its sole discretion, the timing of the distribution of any amounts to our stockholders in the Dissolution. We can provide no assurance as to if or when any such distribution will be made, and we cannot provide any assurance as to the amount to be paid to stockholders in any such distribution, if one is made. Based on our current estimates, we do not expect our stockholders to receive any distributions. To the extent funds are available for distribution to stockholders, the Board of Directors intends to seek to distribute such funds to our stockholders as quickly as possible, as permitted by the DGCL, and intends to take all reasonable actions to optimize the distributable value to our stockholders.

The amount of distributions, if any, to be made to our stockholders in connection with the Dissolution depends entirely on the success of TRC102, our only product candidate currently in clinical development. Even if the Phase 2 trial in TRC102 results in positive data and we are able to enter into arrangements with third parties to develop and/or commercialize TRC102 and thereby monetize or otherwise obtain value for the data, the cash or other assets we receive as consideration for the data may not be sufficient to allow us to make any distribution to stockholders. If the Phase 2 trial in TRC102 does not result in positive data or if we are unable to enter into arrangements with third parties to develop and/or commercialize TRC102 and thereby monetize or otherwise obtain value for the data, we do not expect that there will be any possibility of our making any distribution to stockholders.

Our primary remaining assets are our rights to data generated in clinical trials of TRC102. Based on positive Phase 1 clinical trial data generated by us, NCI is currently conducting an ongoing Phase 2 clinical trial of TRC102 in lung cancer. If the data in the ongoing clinical trial of TRC102 is positive, we have no ability to independently further develop, seek regulatory approval for, or commercialize TRC102, will need to identify a third party with adequate financial and scientific resources to do so, and will need to enter into satisfactory sale or licensing arrangements whereby we sell or license our rights to the data to that third party in exchange for financial consideration, some of which consideration may be dependent on the third party successfully developing and/or commercializing TRC102. We may not be able to identify any such third party or enter into any such arrangements for many reasons, including TRC102’s relative lack of intellectual property protection, and any consideration we do receive in connection with any such arrangements may not be sufficient to allow us to make any distributions to stockholders, including because the third party is not successful in developing and/or commercializing TRC102. TRC102 will require substantial additional clinical development, manufacturing and regulatory approval before it may be commercialized, and achieving any such regulatory approval will take many years, require the expenditure of substantial resources, and be subject to extensive and rigorous review and regulation by numerous government authorities in the U.S. and in other countries where the third party may want to seek such regulatory approval. There can be no assurance that TRC102 will ever achieve regulatory approval.

If the Phase 2 trial in TRC102 does not result in positive data or if we are unable to enter into arrangements with third parties to develop and/or commercialize TRC102 and thereby monetize or otherwise obtain value for the data, we do not expect that there will be any possibility of our making any distribution to stockholders.

We cannot predict the timing of the distributions, if any, to stockholders.

Our current intention is that, if approved by our stockholders, the Certificate of Dissolution would be filed promptly after such approval; however, the decision of whether or not to proceed with the Dissolution will be made by the Board of Directors in its sole discretion. No further stockholder approval would be required to effect the Dissolution. However, if the Board of Directors determines that the Dissolution is not in our best interest or the best interest of our stockholders, the Board of Directors may, in its sole discretion, abandon the Dissolution or may amend or modify the Plan of Dissolution to the extent permitted by Delaware law without the necessity of further stockholder approval. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Under Delaware law, before a dissolved corporation may make any distribution to its stockholders, it must pay or make reasonable provision to pay all of its claims and obligations, including all contingent, conditional or unmatured contractual claims known to the corporation. Furthermore, we may be subject to potential liabilities relating to litigation matters or indemnification obligations, if any, to third parties or to our current and former officers and directors. It might take significant time to resolve these matters, and as a result we are unable to predict the timing of distributions, if any are made, to our stockholders.

If our stockholders do not approve the Dissolution Proposal, our Board of Directors will seek other alternatives to dissolving the Company. We do not anticipate that any amounts available to our stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

On July 30, 2024, we issued a press release announcing that, in order to reduce our cash expenditures, our Board approved and our management implemented a reduction in workforce of the Company’s employees. On July 30, 2024, our Board approved the Dissolution of the Company through a Plan of Dissolution, subject to stockholder approval.

If our stockholders do not approve the Dissolution Proposal, the Board of Directors will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that the Company’s primary remaining assets are limited to its rights to data generated in clinical trials of TRC102, the Company does not anticipate that any amounts available to the Company’s stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

We will continue to incur claims, liabilities and expenses and a delay in the consummation of the Dissolution will reduce the amount available for distribution to stockholders, if any.

Claims, liabilities and expenses from operations, such as operating costs, salaries, insurance, payroll and local taxes, legal, accounting and consulting fees and miscellaneous expenses, will continue to be incurred as we wind-up the business. These expenses will reduce the amount of assets available for ultimate distribution to our stockholders, if any.

Our stockholders may be liable to third parties for part or all of the amount received from us in our liquidating distributions if reserves are inadequate.

If the Dissolution becomes effective, we may establish a contingency reserve designed to satisfy any additional claims and obligations that may arise. Any contingency reserve may not be adequate to cover all of our claims and obligations. Under the DGCL, if we fail to create an adequate contingency reserve for payment of our expenses, claims and obligations, each stockholder could be held liable for payment to our creditors for claims brought prior to or after the expiration of the Survival Period (as defined below) after we file the Certificate of Dissolution with the Secretary of State (or, if we choose the Safe Harbor Procedures (as defined under the section entitled “The Dissolution Proposal — Safe Harbor Procedures” beginning on page 15 of this Proxy Statement), for claims brought prior to the expiration of the Survival Period), up to the lesser of (i) such stockholder’s pro rata share of amounts owed to creditors in excess of the contingency reserve and (ii) the amounts previously received by such stockholder in Dissolution from us and from any liquidating trust or trusts. Accordingly, in such event, a stockholder could be required to return part or all of the distributions previously made to such stockholder, and a stockholder could receive nothing from us under the Plan of Dissolution. Moreover, if a stockholder has paid taxes on amounts previously received, a repayment of all or a portion of such amount could result in a situation in which a stockholder may incur a net tax cost if the repayment of the amount previously distributed does not cause a commensurate reduction in taxes payable in an amount equal to the amount of the taxes paid on amounts previously distributed.

We may be subject to securities or other litigation, which is expensive and could divert our attention.

We may be subject to securities class action or other litigation in connection with the Dissolution. Securities or other litigation against us could result in substantial costs and divert our management’s attention from completing the Dissolution, which could harm our business and increase our expenses, which could decrease the amount available for distribution to our stockholders, if any.

We may no longer be required to file reports with the SEC during the pendency of or following the consummation of the Dissolution.

We may file a notice terminating our reporting obligations under the Exchange Act during the pendency of or following the consummation of the Dissolution. Once effective, we may no longer be required to file any annual, quarterly or other current reports with the SEC. If we are no longer required to file reports with the SEC, stockholders will have very little public information available about us and our operations which will further affect the trading and liquidity of our common stock.

If we continue to be required to file reports with the SEC, we will incur costs and expenses relating to such reporting obligations.

If we continue to have obligations to file annual, quarterly and other current reports with the SEC during the pendency of or following the consummation of the Dissolution, we will have to incur costs and expenses to make such filings and to comply with the Exchange Act and the rules and regulations promulgated thereunder.

The Board of Directors may determine not to proceed with the Dissolution.

Even if the Dissolution Proposal is approved by our stockholders, the Board of Directors may determine, in the exercise of its fiduciary duties, not to proceed with the Dissolution. If the Board of Directors elects to pursue any alternative to the Plan of Dissolution, our stockholders may not receive any of the funds that might otherwise be available for distribution to such stockholders. After the Certificate of Dissolution has been filed, revocation of the Dissolution would require stockholder approval under Delaware law.

Our stock transfer books will be closed at the close of business on the date we file the Certificate of Dissolution with the Delaware Secretary of State, after which it will not be possible for stockholders to publicly trade our stock.

On or following the Effective Date, we will close our stock transfer books and discontinue recording transfers of our common stock. Thereafter, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law. The proportionate interests of all of our stockholders will be fixed on the basis of their respective stock holdings at the close of business on the Final Record Date, and, after such date, any distributions made by us will be made solely to the stockholders of record at the close of business on the Final Record Date, except as may be necessary to reflect subsequent transfers recorded on our books as a result of any assignments by will, intestate succession or operation of law.

If we fail to retain the services of appropriate personnel, the Plan of Dissolution may not succeed.

The success of the Plan of Dissolution depends in large part upon our ability to retain the services of qualified personnel who will be charged with winding up our business following the Dissolution, subject to the Board of Directors’ continued oversight. The retention of qualified personnel may be particularly difficult under our current circumstances. There can be no assurance that we will be successful in retaining the services of such qualified personnel or that we will be able to retain the services of such qualified personnel for the amounts we are willing to pay for such services.

Our stockholders may not be able to recognize a loss for U.S. federal income tax purposes until they receive a final distribution from us.

Distributions made pursuant to the Plan of Dissolution, if any, are intended to be treated as received by a stockholder in exchange for the stockholder’s shares of our common stock. Accordingly, the amount of any such distribution will reduce the stockholder’s adjusted tax basis in such shares, but not below zero. Any excess will be taxable as capital gain, while any tax basis remaining in such shares following the final distribution pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. For a more detailed discussion, see the section entitled “Certain Material U.S. Federal Income Tax Consequences of the Dissolution” of this Proxy Statement. You should consult your tax advisor as to the particular tax consequences of the Dissolution to you, including the applicability of any U.S. federal, state, and local and non-U.S. tax laws.

THE DISSOLUTION PROPOSAL

General

At the Special Meeting, our stockholders will be asked to approve the Dissolution Proposal, which authorizes the Dissolution pursuant to the Plan of Dissolution. The Board of Directors has determined that the Dissolution is advisable and in the best interests of the Company and its stockholders, and approved the Dissolution and adopted the Plan of Dissolution on July 30, 2024, subject to stockholder approval.

This discussion of the Dissolution is qualified it its entirety by reference to the Plan of Dissolution, which is attached to this Proxy Statement as an annex and incorporated into this Proxy Statement by reference. This summary does not purport to be complete and may not contain all of the information about the Dissolution that is important to you. You should carefully read and consider the entire Plan of Dissolution, which is the legal document that governs the Dissolution, because this document contains important information about the Dissolution and how it affects you.

If we consummate the Dissolution pursuant to the Plan of Dissolution, we will cease conducting our business, wind up our affairs, dispose of our non-cash assets, including potential sale to third parties, pay or otherwise provide for our obligations, and distribute our remaining assets, if any, during a post-dissolution period of at least three years, as required by the DGCL. The effective time of the Dissolution will be when the Certificate of Dissolution is filed with the office of the Delaware Secretary of State or such later date and time, as provided in the Certificate of Dissolution. With respect to the Dissolution, we will follow the dissolution and winding up procedures prescribed by the DGCL, as described in further detail under the heading “Dissolution Under Delaware Law” of this section of the Proxy Statement. In the event our stockholders approve the Dissolution Proposal, we currently plan to file the Certificate of Dissolution with the Delaware Secretary of State as soon as practical following the Special Meeting, however, such filing may be delayed (or abandoned) as determined by the Board of Directors in its sole discretion, as described in more detail below.

Following the filing of the Certificate of Dissolution, in accordance with the applicable provisions of the DGCL, the Board of Directors will proceed to wind up the Company’s affairs. Authorization of the Dissolution by the holders of a majority of the voting power of our outstanding capital stock entitled to vote thereon shall constitute the authorization of the sale, exchange or other disposition in liquidation of all of the remaining property and assets of the Company after the effective time of the Dissolution, whether the sale, exchange or other disposition occurs in one transaction or a series of transactions. We currently intend to follow the winding up procedures provided in Section 281(b) of the DGCL, which generally require the Company to pay or make provision to pay current and future claims, as described in further detail under the heading “Dissolution Under Delaware Law” of this section of the Proxy Statement. Following the payment or provision for payment of these claims, the remaining assets or cash of the Company would be used to make liquidating distributions, if any, to our stockholders in accordance with the terms of such securities.

The Board of Directors retains the flexibility and discretion to follow the winding up procedures provided in Sections 280 and 281(a) of the DGCL (which are described below under the heading “Safe Harbor Procedures” of this section of this Proxy Statement), in lieu of those provided in Section 281(b).

If the Dissolution Proposal is not approved, TRACON will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that the Company’s primary remaining assets are limited to its rights to data generated in clinical trials of TRC102, the Company does not anticipate that any amounts available to the Company’s stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

Effect of the Dissolution

The Board of Directors currently anticipates that, subject to the approval by our stockholders of the Dissolution Proposal, the Company will effect the Dissolution pursuant to the Plan of Dissolution following the Special Meeting.

If the Dissolution is implemented in accordance with the Plan of Dissolution, TRACON will no longer file periodic reports under the Exchange Act with the SEC and the common stock will no longer be publicly traded. If the Dissolution is implemented in accordance with the Plan of Dissolution, then, on or following the Effective Date, we will close our stock transfer books and discontinue recording transfers of our common stock, and, thereafter, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates. Even if the Dissolution is not completed, TRACON may make the appropriate filings with the SEC to discontinue our obligation to file periodic reports under the Exchange Act.

Effect on TRACON if the Dissolution is Not Completed

If the Dissolution Proposal is not approved, TRACON will not implement the Dissolution pursuant to the Plan of Dissolution. TRACON will explore alternatives to the Dissolution, if any, available to the Company, including seeking voluntary dissolution at a later time with diminished assets or seeking bankruptcy protection. Given that the Company’s primary remaining assets are limited to its rights to data generated in clinical trials of TRC102, the Company does not anticipate that any amounts available to the Company’s stockholders under those scenarios would exceed any amounts available in connection with the Dissolution.

Background and Reasons for the Dissolution

In considering approving the Dissolution, the Board of Directors considered the terms of the Plan of Dissolution and the dissolution process under Delaware law. After due consideration, the Board of Directors determined that it was in the best interest of TRACON and its stockholders to liquidate all TRACON’s remaining non-cash assets and, after satisfying or making reasonable provision for the satisfaction of claims, obligations and liabilities as required by applicable law (including transaction expenses), distribute the remaining proceeds to TRACON’s stockholders, if any, rather than to pursue any new business opportunity.

The approval of the Dissolution Proposal will authorize the Board of Directors to wind up the affairs of TRACON, to fulfill its outstanding contractual obligations, effect the sale of TRACON’s remaining assets, and to terminate the existence of TRACON.

The Board of Directors considered the following reasons in reaching its conclusion to approve the Dissolution and the Plan of Dissolution and to recommend that the stockholders of TRACON vote to approve the Dissolution and the Plan of Dissolution:

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the determination by the Board of Directors, after conducting a review of TRACON’s financial condition, results of operations and business prospects, including in light of TRACON’s (i) announcement earlier in 2024 of negative results from TRACON’s only then ongoing TRACON-led clinical trial, (ii) diminished stock price, (iii) Nasdaq delisting, (iv) lack of revenue sources, (v) inability to secure additional financing, (vi) inability despite extensive efforts by the Company’s management and Board of Directors to identify, enter into and consummate an alternative transaction (whether a reverse merger, acquisition, sale of assets, collaboration, licensing transaction or otherwise) that would enable TRACON to continue its operations as an independent company or as part of another entity, (vii) remaining cash runway, (viii) obligations to creditors, and (ix) anticipated costs of the Dissolution, that the Dissolution would preserve the most value for the creditors and stockholders of TRACON; and

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under the DGCL, TRACON may revoke the Dissolution during the three (3) years following the effectiveness of the Dissolution, or such longer period of continued existence as directed by the Delaware Court of Chancery, if: (i) the Board of Directors adopts a resolution recommending that the Dissolution be revoked, (ii) a majority in voting power of the capital stock entitled to vote on a dissolution of TRACON, which were outstanding on the effective date of the Dissolution, vote for the resolution to revoke the Dissolution and (iii) TRACON files a certificate of revocation of dissolution with the Delaware Secretary of State and takes certain other actions specified by the DGCL.

The Board of Directors, in making the determination described above, also considered, in addition to the factors described above and other pertinent factors, the fact that the Company will continue to incur substantial accounting, legal and other expenses associated with operating as a public company, the Company’s operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, and the related timing to complete such transactions. The Board of Directors, in making the determination described above, also considered the fact that the Company and its management engaged in extensive efforts but were unable to identify, enter into and consummate an alternative transaction (whether a reverse merger, acquisition, sale of assets, collaboration, licensing transaction or otherwise) that would enable TRACON to continue its operations as an independent company or as part of another entity, and have a reasonable likelihood of providing value to our stockholders. As a result of its evaluation of this information and the different factors, the Board of Directors concluded that the Dissolution is the preferred strategy among the alternatives now available to the Company to preserve the most value for the Company’s creditors and stockholders.

The Board of Directors also considered certain risks or potentially adverse factors in making its determination and recommendation, including, but not limited to, the following:

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the risks and contingencies relating to the announcement and implementation of the reduction in force and Dissolution and the risks and costs to TRACON if the Dissolution is not completed, including the effect of an announcement of the reduction in force and the Plan of Dissolution on the trading price of our common stock, our business and our relationships with our partners and clinical research organizations;
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the risk that there might be unanticipated delays in implementing the Plan of Dissolution;
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the risk that TRACON’s stockholders may receive no amounts as distributions in connection with the Dissolution;
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the fact that, if the Dissolution is approved by TRACON’s stockholders, such stockholders would not be permitted to transfer shares of TRACON’s common stock after the Effective Date;
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the possibility that, under the DGCL, TRACON’s stockholders may be required to repay some or all of the amounts distributed to them by TRACON, if any, pursuant to the Plan of Dissolution if unknown or unanticipated claims arise against TRACON during the wind down of its business;
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the risks associated with the sale of TRACON’s remaining non-cash assets, including the possibility that completing any such sales may take longer than currently anticipated and that TRACON may not be able to realize the full value (or any value) for the sale of those assets in the context of a dissolution;
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that, as described under “Questions and Answers — What happens if a quorum is not present or there are not sufficient votes to approve the Dissolution?”, the Super-Voting Share may be authorized, sold and issued in order to enable the Dissolution to be approved by the requisite stockholders under the conditions described therein, and the risks appurtenant thereto; and
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that, under the DGCL, appraisal rights are not provided to stockholders in connection with the Dissolution.

In addition to considering the factors described above, the Board of Directors also considered that some of TRACON’s directors and executive officers have interests in the Dissolution that may be different from, or in addition to, the interests of TRACON stockholders generally. The Board of Directors was aware of these interests and considered them at the time it approved the Dissolution and made its recommendations to TRACON stockholders.

The foregoing information and factors considered by the Board of Directors are the material factors considered by the Board of Directors. In view of the wide variety of reasons considered in connection with its evaluation of the Dissolution and the complexity of these matters, the Board of Directors did not find it useful to attempt, and did not attempt, to quantify, rank or otherwise assign relative weights to these reasons. In considering the reasons described above, individual members of the Board of Directors may have given different weight to different reasons. The Board of Directors conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, TRACON’s management team and the legal advisors of TRACON, and considered the reasons overall to be favorable to, and to support, its determination. The explanation of the reasons and reasoning set forth above contain forward-looking statements that should be read in conjunction with the section of this Proxy Statement entitled “Forward-Looking Statements” and “Risk Factors.”

Dissolution Under Delaware Law

The DGCL provides that a corporation may dissolve upon the recommendation of its board of directors, followed by the approval of its stockholders. Following such approvals, dissolutions are effected by filing a Certificate of Dissolution with the Delaware Secretary of State and the corporation is dissolved upon the filing date.

Section 278 of the DGCL provides that after a corporation is dissolved, its existence continues for a period of three years “or for such longer period as the Delaware Court of Chancery shall in its discretion direct” for the purpose of prosecuting and defending suits and to enable the corporation gradually to sell its properties and to wind up its affairs and discharge its liabilities (such period, the “Survival Period”). The process of winding up includes:

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The collection and disposal of assets that will be applied toward the satisfaction or the making of reasonable provision for the satisfaction of liabilities and claims or that will not otherwise be distributed in kind to the corporation’s stockholders.
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The satisfaction or making of reasonable provision for satisfaction of liabilities and claims.
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Subject to statutory limitations, the distribution of any remaining assets to the stockholders of the corporation.
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The taking of all other actions necessary to wind up and liquidate the corporation’s business and affairs.

We currently intend to effect the process of winding up pursuant to the provisions of Section 281(b) of the DGCL (the “Default Procedures”), which requires that the Company (i) shall pay or make reasonable provision to pay all claims and obligations (“Current Claims”), including all contingent, conditional or unmatured contractual claims known to the Company (“Contingent Claims”), (ii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for any claim against the Company which is the subject of a pending action, suit or proceeding to which the Company is a party (“Pending Action Claims”) and (iii) shall make such provision as will be reasonably likely to be sufficient to provide compensation for claims that have not been made known to the Company or that have not arisen but that, based on facts known to the Company, are likely to arise or to become known to the Company within 10 years after the Effective Date (“Potential Claims”, together with the Current Claims, Contingent Claims and Pending Action Claims, the “Claims”).

Safe Harbor Procedures

Sections 280 and 281(a) of the DGCL allow a dissolving corporation to engage in a court-supervised winding up process by following the winding up procedures set forth therein (the “Safe Harbor Procedures”). Following the Safe Harbor provisions would ensure that our stockholders and directors are afforded certain protections under the DGCL. Although we currently intend to effect the winding up process pursuant to Default Procedures, the Board of Directors retains the flexibility and discretion to instead follow the Safe Harbor Procedures.

Section 280 of the DGCL permits a dissolving corporation to give notice by mail and publication of its dissolution to all persons known to have a claim against the corporation (“Known Claims”), including persons with Pending Action Claims, and require those persons to submit their claims in accordance with the notice. The notice is to be published and mailed to all known claimants, including persons with Pending Action Claims, in accordance with the DGCL. Any Known Claim against a dissolving corporation will be barred if the known claimant is given the required notice and does not present the claim to the corporation by the cut-off date referred to in the notice. If the dissolving corporation receives a response to the corporation’s notice by the cut-off date referred to in the notice, the dissolving corporation may accept or reject, in whole or in part, the Known Claim. If the dissolving corporation rejects a Known Claim, it must mail a notice of the rejection to claimant by certified or registered mail, return receipt requested, within 90 days after receipt of the claim (or, if earlier, at least 150 days before the expiration of the period described in Section 278 of the DGCL), which notice must, among other things, state that any claim so rejected will be barred if the Current Claimant does not commence an action, suit or proceeding with respect to the claim within 120 days of the date of the rejection notice. If the dissolving corporation rejects a Known Claim and the claimant does not commence an action suit or proceeding with respect to the claim within the 120-day post-rejection period, then the claimant’s Known Claim will be barred.

To dispose of any Contingent Claims, the dissolving corporation must give notice to persons with Contingent Claims and publish the notice, in each case, in accordance with the DGCL. After the receipt of a Contingent Claim, the corporation must mail to the claimant an offer for such security that, in the judgment of the corporation, is sufficient to provide compensation to the claimant if the Contingent Claim were to mature. The claimant must notify the corporation of such claimant’s rejection of the offer within 120 days of the receipt of the offer or the claimant will be deemed to have accepted the security offered by the corporation as the sole source from which the claim will be satisfied.

Finally, the dissolving corporation that has complied with the Safe Harbor Procedures must petition the Delaware Court of Chancery to determine the amount and form of security that will be (1) reasonably likely to be sufficient to provide compensation for any Pending Action Claim (including any rejected Known Claim as to which the claimant commenced an withing 120 days of the rejection notice), other than a claim barred pursuant to the Safe Harbor Procedures, (2) sufficient to provide compensation for any Contingent Contractual Claim for which security is rejected by the clamant, and (3) reasonably likely to be sufficient to provide compensation for any claims that have not been made known to the corporation or that have not arisen but that, based on facts known to the corporation, that are likely to arise or to become known within five years after the date of dissolution or such longer period of time as the Delaware Court of Chancery may determine (not to exceed ten years from the date of dissolution).

Principal Provisions of the Plan of Dissolution

This section of the Proxy Statement describes material aspects of the proposed Plan of Dissolution. While we believe that this description covers the material terms of the Plan of Dissolution, this summary may not contain all of the information that is important to you. You should carefully read this entire Proxy Statement, including the Plan of Dissolution attached as Annex A to this Proxy Statement, for a more complete understanding of the Dissolution.

Approval of the Plan of Dissolution and Authority of Officers and Directors

The Dissolution must be approved by the affirmative vote of a majority of the voting power of all of the outstanding shares of our capital stock entitled to vote thereon. Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to vote thereon, voting as a single class, meaning abstentions and broker non-votes would have the effect of a vote “Against” the Dissolution Proposal.

The approval of the Dissolution by the requisite vote of our stockholders will constitute adoption of the Plan of Dissolution and will grant full and complete authority to the Board of Directors, without further stockholder action, to do and perform, or to cause our officers or other delegates to do and perform, any and all acts and to make, execute, deliver or adopt any and all agreements, resolutions, conveyances, certificates and other documents of every kind that the Board of Directors or any such delegate(s) deem necessary, appropriate or desirable, in the absolute discretion of the Board of Directors or any such delegate(s), to implement the Plan of Dissolution and to proceed with our Dissolution in accordance with any applicable provision of the DGCL, including, without limitation, all filings or acts required by any state or federal law or regulation to wind up its affairs.

The Board of Directors may appoint officers, hire employees, engage consultants and retain independent contractors and agents in connection with the winding up process, and is authorized to pay compensation to or otherwise compensate our directors, officers, employees, consultants, independent contractors and agents above their regular compensation in recognition of the extraordinary efforts they may be required to undertake in connection with the successful implementation of the Plan of Dissolution. Approval of the Dissolution pursuant to the Plan of Dissolution by the requisite vote of our stockholders will constitute approval by the stockholders of any such cash or non-cash compensation.

Dissolution and Liquidation

If the Dissolution Proposal is approved by the requisite vote of our stockholders, the steps set forth below will be completed at such times as the Board of Directors or its delegate(s), in its discretion and in accordance with the DGCL, deems necessary, appropriate or advisable in our best interests and the best interests of the stockholders:

•
The filing of a Certificate of Dissolution with the Delaware Secretary of State.
•
The cessation of all of our business activities except those relating to winding up and liquidating our business and affairs, including, but not limited to, prosecuting and defending suits by or against us, collecting our assets, converting such assets into cash or cash equivalents, discharging or making provision for discharging our liabilities, withdrawing from all jurisdictions in which we are qualified to do business, and distributing our remaining property (if any) among our stockholders according to their interests.
•
The collection, sale, exchange or other disposition of all or substantially all of our non-cash property and assets, in one transaction or in several transactions to one or more persons.
•
The payment of or the making provision for the payment of all Claims, in the manner required by DGCL 281(b), which is described above.
•
The distribution to our stockholders, or the transfer to one or more liquidating trustees for the benefit of our stockholders under a liquidating trust, of our remaining assets (if any) according to the provisions of the Certificate of Incorporation.
•
The taking of any and all other actions permitted or required by Section 278, 279 and 281(b) the DGCL.

Liquidating Trust

If deemed necessary, appropriate or desirable by the Board of Directors or its delegate(s), in furtherance of the liquidation and distribution of any remaining assets to stockholders in accordance with the Plan of Dissolution, we may transfer to one or more liquidating trustees, for the benefit of our stockholders under a liquidating trust, any or all of our assets, including any cash intended for distribution to creditors and stockholders not disposed of at the time of our dissolution. The Board of Directors or its delegate(s) are authorized to appoint one or more individuals, corporations, partnerships or other persons, or any combination thereof, including, without limitation, any one or more of our directors, officers, employees, agents or representatives, to act as the initial trustee. Any trustee so appointed shall in general be authorized to take charge of the Company’s property, and to sell and convert into cash any and all corporate non-cash assets and collect the debts and property due and belonging to the Company, with power to prosecute and defend, in the name of the Company, or otherwise, all such suits as may be necessary or proper for the foregoing purposes, and to appoint an agent under it and to do all other acts which might be done by the Company that may be necessary, appropriate or advisable for the final settlement of the unfinished business of the Company. Approval of the Plan of Dissolution by our stockholders shall constitute the approval of any trustee so appointed, any liquidating trust agreement, and any transfer of assets by us to the trust.

Professional Fees and Expenses

It is specifically contemplated that the Board of Directors or its delegate(s) may authorize the payment, out of the contingency reserve, of a retainer fee to a law firm or law firms selected by the Board for legal fees and expenses of the Company. In addition, in connection with and for the purpose of implementing and assuring completion of the Plan of Dissolution, the Company may, in the discretion of the Board of Directors or its delegate(s), pay out of the contingency reserve any brokerage, agency and other fees and expenses of persons rendering services, including accountants, tax advisors and valuation experts, to the Company in connection with the collection, sale, exchange or other disposition of the Company’s property and assets and the implementation of the Plan of Dissolution.

Indemnification

We will continue to indemnify the persons entitled thereto under, and in accordance with, the Certificate of Incorporation, our amended and restated bylaws, and any contractual arrangements, for actions taken in connection with the Plan of Dissolution and the winding up of our business and affairs. The Board of Directors or its delegate(s) are authorized at our expense to obtain and maintain insurance for the benefit of such directors, officers, employees, consultants, agents and trustees to the extent permitted by law and as may be necessary or appropriate to cover our obligations under the Plan of Dissolution.

Contingency Reserve

The Board of Directors or it delegate will establish a contingency reserve to satisfy the claims of the current and potential creditors of the Company, provided that, at or before the completion of the period contemplated by Section 278 of the DGCL, the amount of the contingency reserve may be reduced to the extent the Board of Directors or its delegate(s) determines that the full amount thereof will not be necessary to satisfy actual or potential creditors of the Company.

Liquidating Distributions

After the payment or the provision for payment, in full, of all Claims, our remaining assets (if any) shall be distributed by us to our stockholders according to the provisions of the Certificate of Incorporation. Such distribution, if any, may occur all at once or in a series of distributions and may be in cash or assets.

If any liquidating distribution to a stockholder cannot be made, because the stockholder cannot be located, then the distribution to which such stockholder is entitled will be transferred, at such time as the final liquidating distribution is made, to the official of such state or other jurisdiction authorized or permitted by applicable law to receive the proceeds of such distribution. The proceeds of such distribution will thereafter be held solely for the benefit of and for ultimate distribution to such stockholder as the sole equitable owner thereof and will be treated as abandoned property and escheat to the applicable state or other jurisdiction in accordance with applicable law. In no event will the proceeds of any such distribution revert to or become our property.

Amendment, Modification or Revocation of Plan of Dissolution

If for any reason the Board of Directors or its delegate(s) determines that such action would be in the best interests of the Company, it may amend, modify or abandon the Plan of Dissolution and all actions contemplated thereunder, including the proposed dissolution of the Company, notwithstanding stockholder approval of the Plan of Dissolution or the filing of the Certificate of Dissolution, to the extent permitted by the DGCL.

Liquidation Under Code Sections 331 and 336

It is intended that the Plan of Dissolution constitute a plan of complete liquidation of the Company within the meaning of Sections 331 and 336 of the Code (as defined below). The Plan of Dissolution will be deemed to authorize the taking of such action as, in the opinion of counsel for the Company, may be necessary to conform with the provisions of Sections 331 and 336 of the Code and the Treasury Regulations promulgated thereunder.

Estimated Liquidating Distributions

We cannot predict with certainty the amount of distributions, if any, to our stockholders. However, while there is some possibility that the Company may realize some value in the future from its rights to data generated in clinical trials of TRC102, based on the information currently available to us and if our stockholders approve the Dissolution, we expect as of the date of this Proxy Statement that there will not be any amounts available for distribution to our stockholders in the Dissolution and that you will not receive any distribution.

As of , 2024, we had liabilities in excess of assets. In addition to settling the liabilities reflected on our balance sheet, we anticipate using cash, and current assets converted to cash through the end of the liquidation process, for a number of items, including without limitation the following:

•	Ongoing operating, overhead and administrative expenses.
•	Purchasing insurance policies and coverage for periods subsequent to the Effective Date.
•	Expenses incurred in connection with the Dissolution.
•	Professional, legal, tax, accounting, and consulting fees.

Uncertainties as to the ultimate amount of our liabilities, the operating costs and amounts to be reserved for claims, obligations and provisions during the liquidation and winding-up process, the value (if any) of our rights to data generated in clinical trials of TRC102 and the related timing to complete such transactions make it impossible to predict with certainty the actual amount, if any, that may ultimately be available for distribution to stockholders or the timing of any such distributions. Examples of uncertainties that could reduce the value of distributions (if any) to our stockholders include: unanticipated costs relating to the defense, satisfaction or settlement of existing or future lawsuits or other claims threatened against us or our officers or directors; amounts necessary to resolve claims of our creditors; and delays in the liquidation and dissolution due to our inability to settle claims or otherwise. Accordingly, you will not know whether there will be any distribution at all, or if there were to be a distribution, the exact amount of such distribution, when you vote on the proposal to approve the Plan of Dissolution. Distributions, if any, to our stockholders may be paid in one or more distributions. Such distributions will not occur until after the Certificate of Dissolution is filed.

Our estimate that there will not be any distribution amount is preliminary and many of the factors that are necessary to determine whether we will be able to distribute any amount to our stockholders in liquidation are subject to change and outside of our control. While we intend to pursue matters related to our liquidation and winding up as quickly as possible if we obtain approval from our stockholders, the timing of many elements of this process after our Dissolution will not be entirely within our control and, therefore, we are unable to estimate when we would be able to begin making any post-Dissolution liquidating distributions to our stockholders, to the extent there was any amount to distribute.

Conduct of the Company Following Dissolution

If the Dissolution Proposal is approved, we will file a Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable after receipt of the required revenue clearance certificate from the Department of Finance. After the Effective Date, our corporate existence will continue but we may not carry on any business except that appropriate to wind-up and liquidate our business and affairs, including, without limitation, collecting and disposing of our assets, satisfying or making reasonable provision for the satisfaction of our liabilities and, subject to legal requirements, distributing our remaining property (if any) among the stockholders.

Sale of Remaining Assets

The Plan of Dissolution gives the Board of Directors or its delegate(s) the authority to dispose of all of our remaining property and assets without further stockholder approval. Stockholder approval of the Plan of Dissolution will constitute approval of any and all such future asset dispositions on such terms and at such prices as the Board of Directors or its delegate(s), without further stockholder approval, may determine to be in our best interests and the best interests of our stockholders. We may contract with one or more third parties to assist us in selling any remaining non-cash assets on such terms as are approved by the Board of Directors or its delegate(s) in our best interests and the best interests of our stockholders. We may conduct sales by any means, including by competitive bidding or private negotiations, to one or more purchasers in one or more transactions over a period of time.

Contingency Reserve

Following the Effective Date, we will pay all expenses and other known liabilities (to the extent of available cash or other assets therefor) and establish a contingency reserve (to the extent of available cash or other assets therefor), consisting of cash or other assets, that the Board of Directors or its delegate(s) believes will be adequate for the satisfaction of all current and potential claims and liabilities. We also may seek to acquire insurance coverage and take other steps the Board of Directors or its delegate(s) determines are reasonably calculated to provide for the satisfaction of the reasonably estimated amount of such liabilities. At this time, we are not able to provide a precise estimate of the amount of the contingency reserve or the cost of insurance or other steps that may be undertaken to make provision for the satisfaction of liabilities and claims (to the extent of available cash or other assets therefor), but any such amount will be deducted before the determination of amounts available (if any) for distribution to our stockholders.

The actual amount of the contingency reserve may vary from time to time and will be based upon estimates and opinions of the Board of Directors or its delegate(s), derived from consultations with management and outside experts, if the Board of Directors or its delegate(s) determine that it is advisable to retain such experts, and a review of our estimated contingent liabilities and estimated ongoing expenses, including, without limitation: anticipated salary, retention, compensation and benefits payments; estimated legal and accounting fees; payroll and other taxes; expenses accrued in connection with the preparation of our financial statements; and costs related to public company reporting matters. We anticipate that expenses for professional fees and other expenses of liquidation may be significant. Our established contingency reserve may not be sufficient to satisfy all of our obligations, expenses and liabilities, in which case a creditor could bring a claim against our stockholders for the total amount distributed by us (if any) to such stockholders pursuant to the Plan of Dissolution. From time to time, we may distribute according to the Certificate of Incorporation to stockholders any portions of the contingency reserve that the Board of Directors or its delegate(s) deems no longer necessary to satisfy actual or potential creditors of the Company.

Potential Liability of Stockholders and Directors

Under the DGCL, if the amount of the contingency reserve and other measures calculated to provide for the satisfaction of liabilities and claims are insufficient to satisfy the aggregate amount ultimately found payable in respect of our liabilities and claims against us, each stockholder could be held liable for amounts due to creditors up to the amounts distributed to such stockholder under the Plan of Dissolution.

If we were held by a court to have failed to make adequate provision for expenses and liabilities or if the amount ultimately required to be paid in respect of such liabilities exceeded the amount available from the contingency reserve, a creditor could seek an injunction against us to prevent us from making distributions to stockholders in accordance with the Plan of Dissolution. Any such action could delay and substantially diminish liquidating distributions (if any) to stockholders.

If a dissolving corporation fully complies with either the Safe Harbor Procedures or the Alternative Procedures, then the dissolving corporation’s directors will not be personally liable to the dissolving corporation’s claimants.

Reporting Requirements

As of the date of this Proxy Statement, we comply with the applicable reporting requirements of the Exchange Act, even though compliance with such reporting requirements may be economically burdensome and of minimal value to stockholders. If the Dissolution is approved by our stockholders and if the Board of Directors determines to proceed with the Dissolution, the Company plans to initiate steps to exit from the reporting requirements under the Exchange Act. The Company may also initiate steps to exit from the reporting requirements under the Exchange Act if the Dissolution is not approved by stockholders.

Closing of Transfer Books

On or following the Effective Date, we will close our stock transfer books and discontinue recording transfers of our common stock. Thereafter, certificates representing shares of our common stock will be treated as no longer outstanding and will not be assignable or transferable on our books except by will, intestate succession or operation of law, and we will not issue any new stock certificates. See “Cessation of Trading of Common Stock” below.

After all liabilities of the Company have been paid or provided for to the full extent possible, and the remaining assets of the Company, if any, have been distributed to the Company’s stockholders pursuant to the terms of the Certificate of Incorporation, the stockholders shall surrender for cancellation any and all certificates representing the stock of the Company and shall have no further rights against the Company, whether arising out of each stockholder’s status as a stockholder or as a creditor of the Company.

Cessation of Trading of Common Stock

We anticipate that we will notify the Financial Industry Regulatory Authority of our impending dissolution and request that our common stock stop trading on the Effective Date or as soon thereafter as is reasonably practicable. As noted above, we also currently expect to close our stock transfer books on or around the Effective Date and to discontinue recording transfers and issuing stock certificates at that time. Accordingly, it is expected that trading in our shares of common stock will cease on or very soon after the Effective Date.

Appraisal Rights

Under the DGCL, stockholders are not entitled to assert appraisal rights with respect to the Dissolution.

Regulatory Approvals

We are not aware of any U.S. federal or state regulatory requirements or governmental approvals or actions that may be required to consummate the Dissolution, except for compliance with applicable SEC regulations in connection with this Proxy Statement and compliance with the DGCL. Additionally, the Dissolution requires that we obtain a revenue clearance certificate from the Delaware Department of Finance certifying that we have paid or provided for every license fee, tax increase or penalty of the Company. In order to obtain the revenue clearance certificate, we must file an application with the Delaware Department of Finance. If our stockholders approve the Dissolution Proposal, we intend to file such application as soon as reasonably practicable after the Special Meeting. We intend to file our Certificate of Dissolution with the Delaware Secretary of State as soon as reasonably practicable after we receive a revenue clearance certificate.

Accounting Treatment

Upon the Dissolution, we plan to change our basis of accounting from the going-concern basis, which contemplates realization of assets and satisfaction of liabilities in the normal course of business, to the liquidation basis. Under the liquidation basis of accounting, assets are stated at the lower of their carrying value or their estimated net realizable values and liabilities are stated at their estimated settlement amounts. Recorded liabilities will include the estimated costs associated with carrying out the Plan of Dissolution. For periodic reporting, a statement of net assets in liquidation will summarize the liquidation value per outstanding share of common stock.

The valuation of assets and liabilities will require many estimates and assumptions, and there will be substantial uncertainties in carrying out the provisions of the Plan of Dissolution. The estimated net realizable value of our assets and the estimated settlement amounts for liabilities are expected to differ from estimates recorded in interim financial statements.

Certain Material U.S. Federal Income Tax Consequences of the Dissolution

The following discussion is a summary of certain material U.S. federal income tax consequences of the Dissolution to U.S. Holders and Non-U.S. Holders (each as defined below and, collectively, “Holders”) assuming the Dissolution is completed as contemplated in the Plan of Dissolution but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code), U.S. Treasury regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below.

This discussion is limited to Holders that hold our common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, the annual tax accounting rules under Section 451(b) of the Code, or the alternative minimum tax. In addition, this discussion does not address tax consequences relevant to Holders subject to annual rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	U.S. Holders whose functional currency is not the U.S. dollar;
•	persons that hold our common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	real estate investment trusts or regulated investment companies;
•	brokers, dealers, or traders in securities, commodities, or currencies;
•	“controlled foreign corporations,” “passive foreign investment companies,” or corporations that accumulate earnings to avoid U.S. federal income tax;
•	S corporations, partnerships, or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
•	tax-exempt organizations (including private foundations) or international or governmental organizations;
•	persons deemed to sell our common stock under the constructive sale provisions of the Code;
•	persons that hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;
•	tax-qualified retirement plans;
•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and
•	persons that own, or are deemed to own, more than 5% of our stock.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE DISSOLUTION ARISING UNDER U.S. FEDERAL ESTATE OR GIFT TAX LAWS, THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION, OR ANY APPLICABLE INCOME TAX TREATY.

U.S. Holder and Non-U.S. Holder

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our common stock that is not an entity treated as a partnership for U.S. federal income tax purposes and that, for U.S. federal income tax purposes, is:

•	an individual who is a citizen or resident of the United States;
•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;
•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
•

a trust if (1) a U.S. court is able to exercise primary supervision over the administration of the trust and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) have authority to control all substantial decisions of the trust, or (2) the trust has a valid election in effect to be treated as a United States person under applicable Treasury Regulations.

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is neither a U.S. Holder nor an entity treated as a partnership for U.S. federal income tax purposes.

U.S. Federal Income Tax Consequences of the Dissolution

We intend for distributions made pursuant to the Plan of Dissolution, if any, to be treated as a series of distributions in complete liquidation of the Company governed under Section 331 of the Code, and this discussion assumes that such treatment will be respected.

U.S. Federal Income Tax Consequences of the Dissolution to the Company

We generally will recognize gain or loss equal to the difference, if any, between the fair market value of any non-cash asset we distribute pursuant to the Plan of Dissolution, and our adjusted tax basis in such asset. If a stockholder assumes a liability in connection with the Dissolution, the discharge of such liability in the Dissolution may increase our recognized gain.

In addition, until all of our assets have been distributed pursuant to the Plan of Dissolution and the Dissolution is complete, we will continue to be subject to U.S. federal income tax on our income, if any, such as interest income. We generally will also recognize gain or loss, if any, upon the sale of any of our assets in connection with the Dissolution equal to the difference, if any, between (x) the fair market value of the consideration received for such assets and (y) our adjusted tax basis in such assets. Any of the foregoing tax liabilities will reduce or eliminate the cash available for distribution pursuant to the Plan of Dissolution.

Although the Inflation Reduction Act enacted a 1% excise tax, or the Excise Tax, that generally applies to certain repurchases of stock of publicly traded U.S. corporations like us, recently issued interim guidance excepts certain distributions in complete liquidation of a publicly traded U.S. corporation, as well as distributions made by such corporation during the taxable year in which such corporation completely liquidates and dissolves, from the Excise Tax. Taxpayers are permitted to rely on the interim guidance until proposed Treasury Regulations are issued.

Holders should consult their tax advisors regarding the tax consequences of the Dissolution to the Company and any resulting impact to Holders in their particular circumstances.

U.S. Federal Income Tax Consequences of the Dissolution to Holders

Each Holder generally will be treated as receiving its portion of distributions, if any, made pursuant to the Plan of Dissolution in exchange for its shares of our common stock. If a Holder holds different blocks of shares of our common stock (generally, shares of our common stock purchased or acquired on different dates or at different prices), the Holder’s portion of such distributions must be allocated among the several blocks of shares in the proportion that the number of shares in a particular block bears to the total number of shares owned by the Holder.

U.S. Holders. Distributions made pursuant to the Plan of Dissolution to a U.S. Holder, if any, will be treated as received by the U.S. Holder in exchange for the U.S. Holder’s shares of our common stock. The amount of any such distributions will reduce the U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain, while any adjusted tax basis remaining in such shares following the final distribution made pursuant to the Plan of Dissolution will be treated as a capital loss. Any such gain or loss generally will be long-term capital gain or loss, respectively, if such shares have been held for more than one year. The deductibility of capital losses is subject to limitations. Any such gain or loss generally will be computed on a “per share” basis.

The IRS or a court could challenge our valuation of any non-cash asset distributed to a U.S. Holder pursuant to the Plan of Dissolution, which could change the amount of gain or loss recognized by the U.S. Holder. A U.S. Holder’s adjusted tax basis in any non-cash asset distributed to the U.S. Holder pursuant to the Plan of Dissolution immediately after such distribution will be the fair market value of such asset at the time of distribution. Distributions of non-cash assets pursuant to the Plan of Dissolution could result in a U.S. Holder having a tax liability in excess of the amount of cash distributed to the U.S. Holder pursuant to the Plan of Dissolution, which would require the U.S. Holder to satisfy such tax liability from other sources or by selling all or a portion of such non-cash assets.

U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances.

Non-U.S. Holders. Distributions made pursuant to the Plan of Dissolution to a Non-U.S. Holder will be treated as received by the Non-U.S. Holder in exchange for the Non-U.S. Holder’s shares of our common stock. The amount of any such distributions will reduce the Non-U.S. Holder’s adjusted tax basis in such shares, but not below zero. Any excess will be treated as capital gain. A Non-U.S. Holder generally will not be subject to U.S. federal income tax on any such gain unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•

the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the applicable distribution and certain other requirements are met; or

•

we are or have been a “United States real property holding corporation,” or USRPHC, for U.S. federal income tax purposes during the shorter of the five-year period ending on the date of the applicable distribution or the Non-U.S. Holder’s holding period in the Non-U.S. Holder’s shares of our common stock.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular graduated rates applicable to United States persons. If the Non-U.S. Holder is a corporation, the Non-U.S. Holder also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on the Non-U.S. Holder’s effectively connected earnings and profits.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the Non-U.S. Holder is not considered a resident of the United States), provided that the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to gain described in the third bullet point above, the determination of whether we are a USRPHC depends on the fair market value of our “United States real property interests” for U.S. federal income tax purposes relative to the fair market value of our worldwide real property interests and our assets used or held for use in a trade or business. Although we believe we are not currently, and do not anticipate becoming, a USRPHC, there can be no assurance in this regard.

Non-U.S. Holders should consult their tax advisors regarding the tax consequences of the Dissolution in their particular circumstances, including the applicability of withholding and income tax treaties and our status as a USRPHC.

Alternative U.S. Federal Income Tax Treatment of the Dissolution

Notwithstanding our position that distributions made pursuant to the Plan of Dissolution are intended to be treated as a series of distributions in complete liquidation of the Company governed under Section 331 of the Code, it is possible that the IRS or a court could determine that any of such distributions is a current distribution. In addition, if the Dissolution is abandoned or revoked, such distributions would be treated as current distributions. A current distribution would be treated as a dividend for U.S. federal income tax purposes to the extent of our current and accumulated earnings and profits. Amounts not treated as dividends would constitute a return of capital and first be applied against and reduce a Holder’s adjusted tax basis in its shares of our common stock, but not below zero. Any excess would be treated as capital gain. Holders should consult their tax advisors regarding the proper tax treatment of the Dissolution and the resulting tax consequences in their particular circumstances, including the applicability of preferential tax rates, deductions, withholding, and income tax treaties.

Foreign Account Tax Compliance Act

Sections 1471 through 1474 of the Code, commonly referred to as the Foreign Account Tax Compliance Act, or FATCA, imposes a U.S. federal withholding tax of 30% on certain payments made to a “foreign financial institution” (as annually defined under these rules) unless such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to U.S. tax authorities substantial information regarding certain U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or an exemption applies. FATCA also imposes a U.S. federal withholding tax of 30% on certain payments made to a non-financial foreign entity unless such entity provides the withholding agent a certification identifying certain direct and indirect U.S. owners of the entity, or an exemption applies. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Under certain circumstances, a Non-U.S. Holder might be eligible for refunds or credits of such taxes. FATCA applies to dividends paid on our common stock and, subject to the proposed Treasury Regulations described below, also applies to gross proceeds from sales or other dispositions of our common stock. Proposed Treasury Regulations, if finalized in their present form, would eliminate the U.S. federal withholding tax of 30% applicable to gross proceeds from sales or other dispositions of our common stock. Taxpayers (including applicable withholding agents) may generally rely on such proposed Treasury Regulations until final Treasury Regulations are issued. Holders should consult their tax advisors regarding the application of FATCA in their particular circumstances.

Information Reporting and Backup Withholding

A U.S. Holder may be subject to information reporting and backup withholding when such holder receives a distribution made pursuant to the Plan of Dissolution. Certain U.S. Holders are exempt from backup withholding, including corporations and certain tax-exempt organizations. A U.S. Holder will be subject to backup withholding if such holder is not otherwise exempt and:

•	the holder fails to furnish the holder’s taxpayer identification number, which for an individual is ordinarily the individual’s social security number;

•	the holder furnishes an incorrect taxpayer identification number;

•	the applicable withholding agent is notified by the IRS that the holder previously failed to properly report payments of interest or dividends; or

•

the holder fails to certify under penalties of perjury that the holder has furnished a correct taxpayer identification number and that the IRS has not notified the holder that the holder is subject to backup withholding.

For Non-U.S. Holders, a distribution made pursuant to the Plan of Dissolution and received within the United States or through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting, if the applicable withholding agent does not have actual knowledge or reason to know that such holder is a United States person and such holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI (or applicable successor forms), or otherwise establishes an exemption. Proceeds from a distribution made pursuant to the Plan of Dissolution and received through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding, the procedures for obtaining such an exemption, and any other information reporting requirements in connection with the Dissolution (e.g., certain Holders may be required to include certain information with their U.S. federal income tax returns).

THIS DISCUSSION IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE U.S. FEDERAL, STATE, AND LOCAL AND NON-U.S. INCOME AND NON-INCOME TAX CONSEQUENCES OF THE DISSOLUTION IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING ANY INFORMATION REPORTING REQUIREMENTS, THE APPLICABILITY OF ANY TAX TREATIES, AND THE IMPACT OF ANY CHANGE IN LAW.

U.S. Federal Income Tax Consequences of a Liquidating Trust

We may transfer our remaining assets and obligations to a liquidating trust if our Board of Directors or its delegate(s) determines that such a transfer is advisable. Under applicable Treasury Regulations, a trust will be treated as a “liquidating trust” if it is organized for the primary purpose of liquidating and distributing the assets transferred to it, and if its activities are all reasonably necessary to and consistent with the accomplishment of that purpose. However, if the liquidation is unreasonably prolonged or if the liquidation purpose becomes so obscured by business activities that the declared purpose of the liquidation can be said to be lost or abandoned, the trust will no longer be considered a liquidating trust and adverse tax consequences may apply to the trust or to Holders. Although neither the Code nor the Treasury Regulations thereunder provide any specific guidance as to the length of time a liquidating trust may last, the IRS’s guidelines for issuing rulings with respect to liquidating trust status call for a term not to exceed three years, which period may be extended to cover the collection of installment obligations.

If we transfer assets to a liquidating trust and distribute interests in the liquidating trust to Holders, we intend that such transfer and distribution would be treated for U.S. federal income tax purposes as if we distributed an interest in each of the assets so transferred directly to such Holders. Each Holder would be treated as receiving a liquidating distribution from us, which would be treated generally as described above.

Assuming that the liquidating trust is treated as a “liquidating trust” for U.S. federal income tax purposes, we intend that the liquidating trust would be treated as a “grantor trust” for U.S. federal income tax purposes. In that case, each unit or interest in the liquidating trust would represent ownership of an undivided proportionate interest in all of the assets and liabilities of the liquidating trust and a Holder would be treated for U.S. federal income tax purposes as receiving or paying, as applicable, directly a pro rata portion of all income, gain, loss, deduction, and credit of the liquidating trust. A Holder would be taxed each year on its share of income from the liquidating trust, net of such Holder’s share of expenses of the liquidating trust (including interest and depreciation) whether or not such Holder receives a distribution of cash from the liquidating trust that year. When the liquidating trust makes distributions to Holders, the Holders generally would recognize no additional gain or loss.

Assuming the liquidating trust is treated as a grantor trust for U.S. federal income tax purposes, a Holder’s adjusted tax basis in a unit of the liquidating trust (and indirectly in the pro rata portion of the net assets in the liquidating trust that are attributable to that unit) would be equal to the fair market value of a unit (and those net assets) on the date that it is treated as distributed to the Holder, which value would be determined by us and reported to the Holder. The long-term or short-term character of any capital gain or loss recognized in connection with the sale of the liquidating trust’s assets would be determined based upon a holding period commencing at the time of the acquisition by a Holder of such Holder’s beneficial interest in the liquidating trust.

The trustee or trustees of the liquidating trust would provide to each Holder of units in the liquidating trust after each year end a detailed itemized statement that reports on a per unit basis the Holder’s allocable share of all the various categories of income and expense of the liquidating trust for the year. Each Holder must report such items on its U.S. federal income tax return regardless of whether the liquidating trust makes current cash distributions.

If the liquidating trust fails to qualify as a liquidating trust that is a grantor trust for U.S. federal income tax purposes, the consequences to Holders would depend on the reason for the failure to qualify, and, under certain circumstances, the liquidating trust could be treated as an association taxable as a corporation for U.S. federal income tax purposes. If the liquidating trust is taxable as a corporation, the trust itself would be subject to U.S. federal income tax at the applicable corporate income tax rate, which is currently 21%. In that case, distributions made by the liquidating trust would be reduced by any such additional taxes imposed on the trust, and a Holder would be subject to tax upon the receipt of distributions that constitute dividends from the trust rather than taking into account its share of the trust’s taxable items on an annual basis.

Holders should consult their tax advisors regarding the tax consequences that would apply to them if we were to transfer assets to a liquidating trust.

Vote Required

Under the DGCL, the Dissolution requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of our common stock entitled to thereon, voting as a single class, meaning abstentions and broker non-votes would have the effect of a vote “Against” the proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” APPROVAL OF THE DISSOLUTION PROPOSAL.

OTHER MATTERS

Other Matters

The Board of Directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters properly come before the Special Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with the recommendation of our management on such matters, including any matters dealing with the conduct of the Special Meeting.

Householding of Special Meeting Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of the proxy materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A single copy of the proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate copy of proxy materials, please notify your broker, or notify the Company by telephone at: 508-543-1720 or by mail at 124 Washington St., Foxborough, MA, 02035. Street name stockholders who currently receive multiple copies of the proxy materials at their addresses and would like to request “householding” of their communications should contact their broker, bank or other nominee.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov.

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this Proxy Statement, except for any information superseded by information in this Proxy Statement or incorporated by reference subsequent to the date of this Proxy Statement. This Proxy Statement incorporates by reference the documents set forth below that we have previously filed with the SEC.

•
Annual Report on Form 10-K for the year ended December 31, 2023, filed with the Commission on March 5, 2024;
•
Current Reports on Form 8-K filed with the Commission on April 3, 2024, April 8, 2024, April 10, 2024, April 12, 2024, May 13, 2024, June 12, 2024, June 21, 2024, July 1, 2024, July 16, 2024 and July 30, 2024; and
•
Description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-36818), filed with the SEC under Section 12(b) of the Exchange Act on January 27, 2015, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.2 to our Annual Report on Form 10-K referenced in the first bullet point above.

We also incorporate by reference into this Proxy Statement additional documents that we may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) between the date of this Proxy Statement and the Special Meeting. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

Notwithstanding the foregoing, we will not incorporate by reference in this Proxy Statement any documents or portions thereof that are not deemed “filed” with the SEC, including information furnished under Item 2.02 or Item 7.01 or otherwise of any Current Report on Form 8-K, including related exhibits, after the date of this Proxy Statement unless, and except to the extent, specified in such Current Report.

Any person, including any beneficial owner of shares of TRACON’s common stock, to whom this Proxy Statement is delivered may request copies of any of the documents incorporated by reference in this document or other information concerning us by written or telephonic request directed to TRACON’s address below. If you would like to request documents from us, please do so as soon as possible, to receive them before the Special Meeting. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

Verdolino & Lowey,P.C.

124 Washington Street

Foxborough, MA 02035

(508) 543-1720

PRELIMINARY COPY – SUBJECT TO COMPLETIONSCAN TO VIEW MATERIALS & VOTE TRACON PHARMACEUTICALS, INC. 124 Washington St Foxborough, MA 02035 VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V55680-P17562 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY TRACON PHARMACEUTICALS, INC. The Board of Directors recommends you vote FOR the following proposal: 1. To consider and vote upon a proposal to approve the liquidation and dissolution of TRACON in accordance with Section 275 of the Delaware General Corporation Law (the “Dissolution”) and pursuant to the Plan of Dissolution (the “Plan of Dissolution”) which, if approved, will authorize the Board of Directors of TRACON (the “Board of Directors”) to liquidate and dissolve the Company in accordance with the Plan of Dissolution (the “Dissolution Proposal”);For Against Abstain Note: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX]Date Signature (Joint Owners)Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. V55681-P17562 TRACON PHARMACEUTICALS, INC. Special Meeting of Stockholders This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint Craig Jalbert, as proxy, with the power to appoint his substitute, and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of TRACON PHARMACEUTICALS, INC. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 11:00 a.m. Eastern Time on , 2024 at Verdolino & Lowey,124 Washington St, Foxborough, MA, 02035, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side